EXHIBIT 99.1

For more information, contact:

Katharine Boyce
Investor Relations Coordinator
Acxiom Corporation
(501) 342-1321
Investor.relations@acxiom.com
EACXM

Acxiom Announces Fourth Quarter and Fiscal Year 2010 Results
Third Consecutive Sequential Improvement in Revenue, Operating Income and Operating Cash Flow

LITTLE ROCK, Ark. — May 13, 2010 — Acxiom® Corporation (Nasdaq: ACXM), a global leader in interactive marketing, today announced financial results for the fourth quarter and fiscal year ended March 31, 2010. Acxiom will hold a conference call at 10:00 a.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

John Meyer, Acxiom’s chief executive officer and president, said, “Our performance in the fourth quarter demonstrates that we continue to manage the business effectively in this economic environment. We experienced our third consecutive quarterly increase in revenue, operating income and operating cash flow. These results stem from the superb job Acxiom professionals do serving our clients and bringing value, while remaining focused on efficiency in our execution.”

Meyer continued, “We had a strong finish to our fiscal 2010. Our operating income in the second half of the fiscal year was a significant improvement over the first half and better reflected our traditional seasonal pattern. While we anticipate improvement in the economic outlook, we also expect a continued return to our seasonal revenue and operating income patterns, where the first quarter is less than the fourth quarter.”

Fourth Quarter 2010 Highlights:

•
Revenue of $288.3 million in the current quarter, compared to $288.1 million, excluding an Information Products pass-through contract (approximately $7.4 million), in the fourth quarter a year ago. GAAP revenue, including the pass-through revenue in the prior-year quarter, was $295.5 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract.

•
Income from operations of $35.2 million in the current-year fourth quarter, compared to income from operations of $41.6 million in the fourth quarter last year. Income from operations included unusual gain items of $1.8 million in the current year and $1.7 million in the prior year.

•
Earnings per diluted share of $0.21 in the fourth quarter of fiscal 2010, compared to earnings per diluted share of $0.29 in the fourth quarter of fiscal 2009. The results included $0.02 and $0.04 in unusual items in the current and prior periods, respectively. Excluding the effect of the unusual items, diluted earnings per share would have been $0.19 in the current year and $0.25 in the prior-year period.

•	Operating cash flow of $87.9 million compared to $74.7 million in the fourth quarter a year ago.

•
Free cash flow available to equity of $43.1 million, compared to $38.4 million in the fourth quarter a year ago. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Fiscal Year 2010 Highlights:

•
Revenue of $1.099 billion in fiscal 2010, compared to $1.205 billion, excluding an Information Products pass-through contract (approximately $71.3 million), in the prior year. GAAP revenue, including the pass-through revenue, in the prior year was $1.277 billion. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract.

•
Income from operations of $98.8 million in fiscal year 2010, compared to income from operations of $92.9 million last year. The prior-year income from operations included $38.6 million in unusual loss items. Before the effect of the unusual loss items, income from operations for the prior year would have been $131.4 million.

•
Earnings per diluted share of $0.56 for the current year compared to earnings per diluted share of $0.48 in fiscal 2009. The prior-year results included $0.28 in unusual loss items. Excluding the effect of the unusual items, diluted earnings per share in the prior year were $0.76.

•	Operating cash flow of $239.3 million for the fiscal year, compared to $268.8 million a year ago.

•
Free cash flow available to equity of $108.3 million for the fiscal year, compared to $147.1 million a year ago. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Operational Highlights:

•
Information Services: Revenue for the quarter was $221.6 million, compared to $218.9 million in the fourth quarter of the previous year. For the 12 months ended March 31, 2010, revenue was $849.4 million, compared to $920.3 million in the previous year.  Income from operations for the quarter was $27.6 million, compared to $32.9 million in the fourth quarter of fiscal 2009. For the 12 months just ended, income from operations was $91.0 million, compared to $117.4 million in the previous 12-month period.

•
Information Products: Revenue for the quarter was $66.8 million, compared with $69.2 million, excluding the pass-through revenue of approximately $7.4 million from the Information Products contract referenced above, in the fourth quarter a year ago. GAAP revenue, including the pass-through revenue, in the prior quarter was $76.6 million. For the 12 months ended March 31, 2010, revenue was $249.8, compared to $285.0 million, excluding the pass-through revenue of approximately $71.3 million from the Information Products contract referenced above. GAAP revenue, including the pass-through revenue, in the prior year was $356.3 million. Income from operations for the quarter was $5.8 million, compared to income from operations of $7.0 million in the fourth quarter of the previous year. For the 12 months just ended, income from operations was $6.9 million, compared to $14.0 million in the previous 12-month period.

Income from operations includes expenses that had previously been included in corporate and other expenses. The company now allocates selling, general and administrative expenses previously included in corporate and other expenses to the two operating segments, Information Services and Information Products. Prior-year results have been reclassified to reflect the change.

Investor Day

Acxiom will host an investor day on June 2 where company management will discuss operations and prospects. The event will be held at the Hyatt Regency Boston and will be web cast. Further information will be made available on our website at www.acxiom.com.

Web Link to Financials

You may link to http://www.acxiom.com/FY10_Q4_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is a recognized leader in marketing technology and services that enable marketers to successfully manage audiences, personalize consumer experiences and create profitable customer relationships. Our superior industry-focused, consultative approach combines consumer data and analytics, databases, data integration and consulting solutions for personalized, multichannel marketing strategies. Acxiom leverages over 40 years of experience of data management to deliver high-performance, highly secure, reliable information management services. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, USA, and serves clients around the world from locations in the United States, Europe, Asia-Pacific and the Middle East. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding an improvement in the economic outlook, and a continued return to our historical seasonal revenue and operating income patterns. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates to other organizations; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the Securities and Exchange Commission on May 29, 2009.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	March 31,
			$	%
	2010	2009	Variance	Variance

Revenue:
Services	221,553	218,885	2,668	1.2%
Products	66,789	76,624	(9,835)	(12.8%)
Total revenue	288,342	295,509	(7,167)	(2.4%)

Operating costs and expenses:
Cost of revenue
Services	166,085	161,060	(5,025)	(3.1%)
Products	45,835	55,604	9,769	17.6%
Total cost of revenue	211,920	216,664	4,744	2.2%

Services gross margin	25.0%	26.4%
Products gross margin	31.4%	27.4%
Total gross margin	26.5%	26.7%

Selling, general and administrative	43,013	38,930	(4,083)	(10.5%)
Gains, losses and other items, net	(1,802)	(1,694)	108	6.4%

Total operating costs and expenses	253,131	253,900	769	0.3%

Income from operations	35,211	41,609	(6,398)	(15.4%)

Other income (expense):
Interest expense	(5,865)	(6,441)	576	8.9%
Other, net	122	163	(41)	(25.2%)

Total other income (expense)	(5,743)	(6,278)	535	8.5%

Earnings (loss) before income taxes	29,468	35,331	(5,863)	(16.6%)

Income taxes	13,106	12,881	(225)	(1.7%)

Net earnings (loss)	16,362	22,450	(6,088)	(27.1%)

Less: Net earnings (loss) attributable to noncontrolling interest	(286)	-	(286)	-

Net earnings (loss) attributable to Acxiom	16,648	22,450	(5,802)	(25.8%)

Earnings (loss) per share:

Basic	0.21	0.29	(0.08)	(27.6%)

Diluted	0.20	0.29	(0.09)	(31.0%)

Earnings (loss) per share attributable to Acxiom stockholders:

Basic	0.21	0.29	(0.08)	(27.6%)

Diluted	0.21	0.29	(0.08)	(27.6%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
			$	%
	2010	2009	Variance	Variance

Revenue:
Services	849,432	920,262	(70,830)	(7.7%)
Products	249,803	356,311	(106,508)	(29.9%)
Total revenue	1,099,235	1,276,573	(177,338)	(13.9%)

Operating costs and expenses:
Cost of revenue
Services	654,659	694,340	39,681	5.7%
Products	184,610	280,846	96,236	34.3%
Total cost of revenue	839,269	975,186	135,917	13.9%

Services gross margin	22.9%	24.5%
Products gross margin	26.1%	21.2%
Total gross margin	23.6%	23.6%

Selling, general and administrative	162,097	169,960	7,863	4.6%
Gains, losses and other items, net	(944)	38,566	39,510	102.4%

Total operating costs and expenses	1,000,422	1,183,712	183,290	15.5%

Income from operations	98,813	92,861	5,952	6.4%

Other income (expense):
Interest expense	(22,480)	(32,596)	10,116	31.0%
Other, net	425	1,949	(1,524)	(78.2%)

Total other income (expense)	(22,055)	(30,647)	8,592	28.0%

Earnings before income taxes	76,758	62,214	14,544	23.4%

Income taxes	32,599	24,710	(7,889)	(31.9%)

Net earnings	44,159	37,504	6,655	17.7%

Less: Net earnings attributable to noncontrolling interest	(390)	-	(390)	-

Net earnings attributable to Acxiom	44,549	37,504	7,045	18.8%

Earnings per share:

Basic	0.56	0.48	0.08	16.7%

Diluted	0.55	0.48	0.07	14.6%

Earnings per share attributable to Acxiom stockholders:

Basic	0.56	0.48	0.08	16.7%

Diluted	0.56	0.48	0.08	16.7%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	March 31,	March 31,
	2010	2009

Basic earnings per share:

Numerator - net earnings (loss)	16,362	22,450

Denominator - weighted-average shares outstanding	79,245	78,362

Basic earnings (loss) per share	0.21	0.29

Diluted earnings per share:

Numerator - net earnings (loss)	16,362	22,450

Denominator - weighted-average shares outstanding	79,245	78,362

Dilutive effect of common stock options, warrants and restricted stock	1,395	297

	80,640	78,659

Diluted earnings (loss) per share	0.20	0.29

Basic earnings per share attributable to Acxiom stockholders:

Numerator - net earnings (loss) attributable to Acxiom	16,648	22,450

Denominator - weighted-average shares outstanding	79,245	78,362

Basic earnings (loss) per share attributable to Acxiom stockholders	0.21	0.29

Diluted earnings per share attributable to Acxiom stockholders:

Numerator - net earnings (loss) attributable to Acxiom	16,648	22,450

Denominator - weighted-average shares outstanding	79,245	78,362

Dilutive effect of common stock options, warrants and restricted stock	1,395	297

	80,640	78,659

Diluted earnings (loss) per share attributable to Acxiom stockholders	0.21	0.29

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Twelve Months Ended

	March 31,	March 31,
	2010	2009

Basic earnings per share:

Numerator - net earnings	44,159	37,504

Denominator - weighted-average shares outstanding	78,974	77,892

Basic earnings per share	0.56	0.48

Diluted earnings per share:

Numerator - net earnings	44,159	37,504

Denominator - weighted-average shares outstanding	78,974	77,892

Dilutive effect of common stock options, warrants and restricted stock	751	333

	79,725	78,225

Diluted earnings per share	0.55	0.48

Basic earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	44,549	37,504

Denominator - weighted-average shares outstanding	78,974	77,892

Basic earnings per share attributable to Acxiom stockholders	0.56	0.48

Diluted earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	44,549	37,504

Denominator - weighted-average shares outstanding	78,974	77,892

Dilutive effect of common stock options, warrants and restricted stock	751	333

	79,725	78,225

Diluted earnings per share attributable to Acxiom stockholders	0.56	0.48

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,
Revenue:	2010	2009

Information services	221,553	218,885
Information products	66,789	76,624

Total revenue	288,342	295,509

Income from operations:

Information services	27,639	32,873
Information products	5,770	7,042
Other	1,802	1,694

Total income from operations	35,211	41,609

Margin:

Information services	12.5%	15.0%
Information products	8.6%	9.2%

Total margin	12.2%	14.1%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,
Revenue:	2010	2009

Information services	849,432	920,262
Information products	249,803	356,311

Total revenue	1,099,235	1,276,573

Income from operations:

Information services	91,013	117,397
Information products	6,856	14,030
Other	944	(38,566)

Total income from operations	98,813	92,861

Margin:

Information services	10.7%	12.8%
Information products	2.7%	3.9%

Total margin	9.0%	7.3%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,	$	%
	2010	2009	Variance	Variance

Products	66,789	69,167	(2,378)	(3.4%)
Passthrough data	-	7,457	(7,457)	(100.0%)

Total products revenue	66,789	76,624	(9,835)	(12.8%)

Cost of products revenue:
Products	45,835	48,147	2,312	4.8%
Passthrough data	-	7,457	7,457	100.0%

Total cost of products	45,835	55,604	9,769	17.6%

Margin:

Products	31.4%	30.4%
Passthrough data	-	0.0%
Total products	31.4%	27.4%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,	$	%
	2010	2009	Variance	Variance

Products	249,803	285,005	(35,202)	(12.4%)
Passthrough data	-	71,306	(71,306)	(100.0%)

Total products revenue	249,803	356,311	(106,508)	(29.9%)

Cost of products revenue:
Products	184,610	209,540	24,930	11.9%
Passthrough data	-	71,306	71,306	100.0%

Total cost of products	184,610	280,846	96,236	34.3%

Margin:

Products	26.1%	26.5%
Passthrough data	-	0.0%
Total products	26.1%	21.2%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	March 31,	$	%
	2010	2009	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	224,104	177,166	46,938	26.5%
Trade accounts receivable, net	168,522	184,814	(16,292)	(8.8%)
Refundable income taxes	-	4,028	(4,028)	(100.0%)
Deferred income taxes	11,874	45,641	(33,767)	(74.0%)
Other current assets	54,205	46,873	7,332	15.6%

Total current assets	458,705	458,522	183	0.0%

Property and equipment	824,084	745,999	78,085	10.5%
Less - accumulated depreciation and amortization	587,245	531,410	55,835	10.5%

Property and equipment, net	236,839	214,589	22,250	10.4%

Software, net of accumulated amortization	38,845	52,798	(13,953)	(26.4%)
Goodwill	470,261	454,944	15,317	3.4%
Purchased software licenses, net of accumulated amortization	51,356	65,341	(13,985)	(21.4%)
Deferred costs, net	68,914	70,343	(1,429)	(2.0%)
Data acquisition costs	21,931	31,317	(9,386)	(30.0%)
Other assets, net	16,569	18,938	(2,369)	(12.5%)

	1,363,420	1,366,792	(3,372)	(0.2%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	42,106	40,967	1,139	2.8%
Trade accounts payable	42,774	27,701	15,073	54.4%
Accrued payroll and related expenses	36,517	44,823	(8,306)	(18.5%)
Other accrued expenses	75,632	86,072	(10,440)	(12.1%)
Deferred revenue	55,567	54,991	576	1.0%
Income taxes	2,460	-	2,460	-

Total current liabilities	255,056	254,554	502	0.2%

Long-term debt	458,629	537,272	(78,643)	(14.6%)

Deferred income taxes	61,284	62,231	(947)	(1.5%)

Other liabilities	9,954	9,321	633	6.8%

Stockholders' equity:
Common stock	11,662	11,576	86	0.7%
Additional paid-in capital	814,929	800,094	14,835	1.9%
Retained earnings	482,243	437,694	44,549	10.2%
Accumulated other comprehensive income	4,167	(6,238)	10,405	(166.8%)
Treasury stock, at cost	(738,601)	(739,712)	1,111	(0.2%)
Total Acxiom stockholders' equity	574,400	503,414	70,986	(2)
Noncontrolling interest	4,097	-	4,097	-

Total equity	578,497	503,414	75,083	14.9%

	1,363,420	1,366,792	(3,372)	(0.2%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,

	2010	2009

Cash flows from operating activities:
Net earnings	16,362	22,450
Non-cash operating activities:
Depreciation and amortization	42,652	44,387
Loss on disposal or impairment of assets, net	7	4
Deferred income taxes	9,710	11,354
Non-cash stock compensation expense	2,502	2,302
Changes in operating assets and liabilities:
Accounts receivable	10,290	25,477
Other assets	(9,742)	(1,528)
Deferred costs	(4,908)	(1,757)
Accounts payable and other liabilities	22,999	(25,784)
Deferred revenue	(1,968)	(2,253)
Net cash provided by operating activities	87,904	74,652
Cash flows from investing activities:
Sale of assets	-	-
Capitalized software	(1,596)	(3,238)
Capital expenditures	(26,536)	(12,266)
Data acquisition costs	(4,577)	(7,607)
Payment for investments	(1,000)	3
Net cash paid in acquisitions	-	(500)
Net cash used by investing activities	(33,709)	(23,608)
Cash flows from financing activities:
Payments of debt	(32,079)	(13,076)
Fees for debt refinancing	-	-
Sale of common stock	2,911	2,502
Tax impact of stock options exercised	(683)	(81)
Acquisition of treasury stock	-	(1,101)
Noncontrolling interests equity contributions	-	-
Net cash used by financing activities	(29,851)	(11,756)
Effect of exchange rate changes on cash	(822)	(197)

Net increase in cash and cash equivalents	23,522	39,091
Cash and cash equivalents at beginning of period	200,582	138,075
Cash and cash equivalents at end of period	224,104	177,166

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	4,530	8,670
Income taxes	901	(160)
Payments on capital leases and installment payment arrangements	7,090	7,673
Payments on software and data license liabilities	1,392	3,330
Other debt payments, excluding line of credit	3,597	2,073
Prepayment of debt	20,000	-
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	5,946	3,148
Software licenses and maintenance acquired under software obligation	1,560	8,409

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2010	2009

Cash flows from operating activities:
Net earnings	44,159	37,504
Non-cash operating activities:
Depreciation and amortization	167,564	198,684
Loss on disposal or impairment of assets, net	417	22,658
Deferred income taxes	32,810	16,423
Non-cash stock compensation expense	10,790	10,342
Changes in operating assets and liabilities:
Accounts receivable	10,295	16,100
Other assets	2,171	12,347
Deferred costs	(20,289)	(4,743)
Accounts payable and other liabilities	(8,215)	(32,006)
Deferred revenue	(420)	(8,468)
Net cash provided by operating activities	239,282	268,841
Cash flows from investing activities:
Sale of assets	1,058	24,174
Capitalized software	(8,257)	(16,239)
Capital expenditures	(57,908)	(31,449)
Cash collected from sale and license of software	-	2,000
Data acquisition costs	(18,808)	(30,561)
Payment from (for) investments	(2,000)	2,599
Net cash paid in acquisitions	(3,428)	(15,903)
Net cash used by investing activities	(89,343)	(65,379)
Cash flows from financing activities:
Payments of debt	(104,521)	(86,772)
Fees for debt refinancing	(4,564)	-
Dividends paid	-	(9,312)
Sale of common stock	5,926	10,866
Tax impact of stock options exercised	(683)	34
Acquisition of treasury stock	(307)	(1,756)
Noncontrolling interests equity contributions	457	-
Net cash used by financing activities	(103,692)	(86,940)
Effect of exchange rate changes on cash	691	(2,017)

Net increase in cash and cash equivalents	46,938	114,505
Cash and cash equivalents at beginning of period	177,166	62,661
Cash and cash equivalents at end of period	224,104	177,166

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	21,337	33,138
Income taxes	(7,549)	(3,189)
Payments on capital leases and installment payment arrangements	29,697	40,789
Payments on software and data license liabilities	7,526	23,217
Other debt payments, excluding line of credit	9,798	8,266
Prepayment of debt	57,500	14,500
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	24,193	11,040
Software licenses and maintenance acquired under software obligation	2,171	9,955

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	12/31/09	03/31/10	FY2010

Net cash provided by operating activities	28,473	86,803	78,913	74,652	268,841	16,166	60,703	74,509	87,904	239,282

Plus:
Sale of assets	-	24,174	-	-	24,174	-	-	1,058	-	1,058
Payments received from investments	2,494	102	-	3	2,599	-	-	-	-	-

Less:
Capitalized software	(5,011)	(4,118)	(3,872)	(3,238)	(16,239)	(2,384)	(2,431)	(1,846)	(1,596)	(8,257)
Capital expenditures	(5,706)	(7,245)	(6,232)	(12,266)	(31,449)	(7,431)	(14,462)	(9,479)	(26,536)	(57,908)
Data acquisition costs	(8,622)	(6,507)	(7,825)	(7,607)	(30,561)	(5,777)	(3,004)	(5,450)	(4,577)	(18,808)
Payments on capital leases and installment payment arrangements	(12,879)	(11,204)	(9,033)	(7,673)	(40,789)	(7,794)	(7,504)	(7,309)	(7,090)	(29,697)
Payments on software and data license liabilities	(8,368)	(8,420)	(3,099)	(3,330)	(23,217)	(3,878)	(1,840)	(416)	(1,392)	(7,526)
Other required debt payments	(2,057)	(2,073)	(2,061)	(2,073)	(8,264)	(2,052)	(2,058)	(2,091)	(3,597)	(9,798)

Subtotal	(11,676)	71,512	46,791	38,468	145,095	(13,150)	29,404	48,976	43,116	108,346

Plus:
Tax benefit of stock options and warrants	60	55	-	(81)	34	-	-	-		-

Subtotal	(11,616)	71,567	46,791	38,387	145,129	(13,150)	29,404	48,976	43,116	108,346

Plus:
Cash collected from sale of software	2,000	-	-	-	2,000	-	-	-		-

Total	(9,616)	71,567	46,791	38,387	147,129	(13,150)	29,404	48,976	43,116	108,346

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)
											Q4 FY09 to Q4 FY10
	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	12/31/09	03/31/10	FY2010%		$
Revenue:
Services	236,695	233,605	231,077	218,885	920,262	199,326	210,213	218,340	221,553	849,432	1.2%	2,668
Products	94,378	95,330	89,979	76,624	356,311	56,655	60,892	65,467	66,789	249,803	-12.8%	(9,835)
Total revenue	331,073	328,935	321,056	295,509	1,276,573	255,981	271,105	283,807	288,342	1,099,235	-2.4%	(7,167)

Operating costs and expenses:
Cost of revenue
Services	178,861	180,986	173,433	161,060	694,340	159,576	165,792	163,206	166,085	654,659	-3.1%	(5,025)
Products	77,717	77,038	70,487	55,604	280,846	45,919	46,129	46,727	45,835	184,610	17.6%	9,769
Total cost of revenue	256,578	258,024	243,920	216,664	975,186	205,495	211,921	209,933	211,920	839,269	2.2%	4,744

Selling, general and administrative	49,482	38,988	42,560	38,930	169,960	37,643	37,964	43,477	43,013	162,097	-10.5%	(4,083)
Gains, losses and other items, net	(545)	(2,370)	43,175	(1,694)	38,566	347	(27)	538	(1,802)	(944)	6.4%	(108)

Total operating costs and expenses	305,515	294,642	329,655	253,900	1,183,712	243,485	249,858	253,948	253,131	1,000,422	0.3%	769

Income (loss) from operations	25,558	34,293	(8,599)	41,609	92,861	12,496	21,247	29,859	35,211	98,813	-15.4%	(6,398)
% Margin	7.7%	10.4%	-2.7%	14.1%	7.3%	4.9%	7.8%	10.5%	12.2%	9.0%
Other income (expense)
Interest expense	(9,459)	(8,591)	(8,105)	(6,441)	(32,596)	(5,505)	(5,423)	(5,687)	(5,865)	(22,480)	8.9%	576
Other, net	1,359	287	140	163	1,949	(118)	223	198	122	425	-25.2%	(41)
Total other income (expense)	(8,100)	(8,304)	(7,965)	(6,278)	(30,647)	(5,623)	(5,200)	(5,489)	(5,743)	(22,055)	8.5%	(535)

Earnings (loss) before income taxes	17,458	25,989	(16,564)	35,331	62,214	6,873	16,047	24,370	29,468	76,758	-16.6%	(5,863)
Income taxes	6,808	10,136	(5,115)	12,881	24,710	2,679	6,602	10,212	13,106	32,599	-1.7%	(225)

Net earnings (loss)	10,650	15,853	(11,449)	22,450	37,504	4,194	9,445	14,158	16,362	44,159	-27.1%	(6,088)

Less: Net earnings (loss) attributable
to noncontrolling interest	-	-	-	-	-	-	-	(104)	(286)	(390)	0.0%	(286)

Net earnings (loss) attributable to Acxiom	10,650	15,853	(11,449)	22,450	37,504	4,194	9,445	14,262	16,648	44,549	-25.8%	(5,802)

Diluted earnings (loss) per share
attributable to Acxiom shareholders	0.14	0.20	(0.15)	0.29	0.48	0.05	0.12	0.18	0.21	0.56	-27.6%	(0.08)
ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

											Q4 FY09 to Q4 FY10
	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	12/31/09	03/31/10	FY2010%		$
Revenue:

Services	236,695	233,605	231,077	218,885	920,262	199,326	210,213	218,340	221,553	849,432	1.2%	2,668
Products	94,378	95,330	89,979	76,624	356,311	56,655	60,892	65,467	66,789	249,803	-12.8%	(9,835)

Total revenue	331,073	328,935	321,056	295,509	1,276,573	255,981	271,105	283,807	288,342	1,099,235	-2.4%	(7,167)

Income from operations:

Services	25,639	28,527	30,358	32,873	117,397	15,838	19,971	27,565	27,639	91,013	-15.9%	(5,234)
Products	(626)	3,396	4,218	7,042	14,030	(2,995)	1,249	2,832	5,770	6,856	-18.1%	(1,272)
Other	545	2,370	(43,175)	1,694	(38,566)	(347)	27	(538)	1,802	944	6.4%	108

Total income (loss) from operations	25,558	34,293	(8,599)	41,609	92,861	12,496	21,247	29,859	35,211	98,813	-15.4%	(6,398)

Margin:

Services	10.8%	12.2%	13.1%	15.0%	12.8%	7.9%	9.5%	12.6%	12.5%	10.7%
Products	-0.7%	3.6%	4.7%	9.2%	3.9%	-5.3%	2.1%	4.3%	8.6%	2.7%

Total	7.7%	10.4%	-2.7%	14.1%	7.3%	4.9%	7.8%	10.5%	12.2%	9.0%